Exhibit (c)(3)
Project Remix This presentation was prepared exclusively for the use of the Independent Board Committee of TOM Online Inc. in order to serve as a platform for discussion and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of ING. The information in this presentation reflects prevailing conditions and our judgment as of this date, all of which are accordingly subject to change. Specifically, the recommendations contained in this report represent ING's judgment only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information made available from public sources. Presentation to the Independent Board Committee

Contents Summary of the Proposals 2 Reasons for Privatisation 3 Financial Performance of the Company 4 Market Trading Performance of the Shares 5 Comparable Company Analysis 8 Comparison to Past Transactions 9 Other Considerations 10 Conclusions and Recommendation 11

Summary of the Proposals As stated in "Part VIII - Explanatory Memorandum" in the Scheme Document, the Proposals are made on the following basis: The Share Proposal For each Scheme Share............................................................................................HK$1.52 in cash For each ADS.........................................................................................................HK$121.60 in cash The Option Proposal Exercise price of Outstanding TOM Online Share Options Option Proposal Price for each vested Option Option Proposal Price for each unvested Option HK$1.50 HK$0.02 HK$0.01 HK$1.204 HK$0.316 HK$0.01

The mobile telephone operators in the PRC have introduced a number of policy initiatives in attempts to ensure that high standards of services can be maintained and the greater customer satisfaction can be achieved. These initiatives include imposing more stringent requirements on subscription acquisition, billing and termination of dormant accounts Due to the policy changes, the short to medium term financial prospects for the Company have been reduced As a part of its plan to expand business beyond its core business of WVAS offerings, the Company has entered into a joint venture agreement with eBay on 19 December 2006 The Offeror believes that market reaction over the joint venture was initially positive but has since been muted. The Offeror expects that Tom Online needs to continue to undertake significant business restructuring and additional capital investments to broaden and expand the Company's business In view of the above, the Offeror also anticipates that the short and medium term share price volatility and potential uncertain financial performance for the Company make it poorly suited to remain a publicly listed company 1. Reasons for Privatisation The Offeror have identified the following reasons for the Proposals

The Company's recent financial performance have been mainly affected by policy changes from mobile telephone operators and higher content and marketing costs Tom Online Revenues Tom Online EBITDA Source: Annual reports and Tom Online management Tom Online Net Profit 2. Financial Performance of the Company 2003 2004 2005 2006 2007F Revenues 77 123 168 168 169.7 YoY growth % 1.57 0.59 0.37 0 0.01 2003 2004 2005 2006 EBITDA 23 41 49 42 EBITDA margin 0.3 0.34 0.29 0.25 2003 2004 2005 2006 2007F Net profit 20 34 45 29 9.3 Net profit margin 0.25 0.28 0.27 0.17 0.05 Reduced profitability in 2006 due to the following reasons: Policy changes introduced by mobile telephone operators Higher content and marketing costs Disposal of its interest in Indiagames Ltd. 2007 financial forecast provided by the management indicates that revenue growth and deteriorating profitability Tom Online has not paid dividends to Shareholders since the IPO in 2004

3. Market Trading Performance of the Shares Note: Hang Seng Index is rebased to the closing share price of Tom Online as at 31 Mar 2007 Source: Datastream Date Volume (RHS) Tom Online (822 HK) Hang Seng Index 3/31/2006 66590.7 2.38 2.38 4/3/2006 56291.9 2.55 2.42 4/4/2006 59969.4 2.55 2.42 4/5/2006 193960 2.55 - 4/6/2006 88108.6 2.75 2.47 4/7/2006 39147 2.63 2.48 4/10/2006 28054.9 2.73 2.49 4/11/2006 28037.3 2.68 2.48 4/12/2006 39243.9 2.6 2.46 4/13/2006 30957.1 2.63 2.47 4/14/2006 - 2.63 - 4/17/2006 25872 2.63 - 4/18/2006 21429.9 2.55 2.51 4/19/2006 38117.1 2.65 2.53 4/20/2006 22857.9 2.75 2.55 4/21/2006 38508.2 2.73 2.55 4/24/2006 57124.7 2.65 2.52 4/25/2006 54923.2 2.55 2.5 4/26/2006 33268.9 2.5 2.51 4/27/2006 34978.2 2.48 2.52 4/28/2006 30006 2.5 2.51 5/1/2006 45712 2.5 - 5/2/2006 45961.4 2.48 2.54 5/3/2006 31151.5 2.68 2.56 5/4/2006 16796.5 2.6 2.56 5/5/2006 22272 2.6 - 5/8/2006 40669.3 2.65 2.61 5/9/2006 56751.4 2.63 2.58 5/10/2006 84516 2.63 2.57 5/11/2006 97412 2.53 2.58 5/12/2006 32352 2.4 2.55 5/15/2006 50259.1 2.33 2.48 5/16/2006 42219.6 2.33 2.47 5/17/2006 24142 2.38 2.5 5/18/2006 32220.8 2.33 2.45 5/19/2006 24208 2.3 2.46 5/22/2006 39712.7 2.25 2.38 5/23/2006 14663 2.33 2.39 5/24/2006 20084.8 2.25 2.38 5/25/2006 23460.4 2.4 2.36 5/26/2006 74954.9 2.33 2.39 5/29/2006 3412.1 2.2 2.4 5/30/2006 57556.1 2.2 2.39 5/31/2006 42352 2.2 - 6/1/2006 34274 2.13 2.36 6/2/2006 56302.4 2.13 2.4 6/5/2006 35876 2.08 2.41 6/6/2006 99926 2.1 2.41 6/7/2006 63395.8 1.98 2.38 6/8/2006 105736 1.95 2.33 6/9/2006 29676 1.91 2.35 6/12/2006 60540.3 1.92 2.35 6/13/2006 56000.3 1.86 2.29 6/14/2006 36591.1 1.8 2.3 6/15/2006 31249 1.84 2.32 6/16/2006 12086.5 1.9 2.39 6/19/2006 22516 1.83 2.37 6/20/2006 54816 1.78 2.35 6/21/2006 50372 1.72 2.36 6/22/2006 64118 1.82 2.38 6/23/2006 22012 1.9 2.38 6/26/2006 14076 1.86 2.38 6/27/2006 10744 1.84 2.38 6/28/2006 8670 1.84 2.37 6/29/2006 12906 1.88 2.39 6/30/2006 14082.6 1.91 2.45 7/3/2006 6774 1.87 2.46 7/4/2006 520.1 1.84 2.46 7/5/2006 31138 1.83 2.45 7/6/2006 167463.7 1.81 2.48 7/7/2006 379656 1.64 2.48 7/10/2006 103911 1.38 2.5 7/11/2006 61022.4 1.3 2.48 7/12/2006 46008 1.36 2.49 7/13/2006 24313.5 1.33 2.46 7/14/2006 14471 1.34 2.43 7/17/2006 31736 1.3 2.42 7/18/2006 48396 1.23 2.42 7/19/2006 30316.3 1.21 2.42 7/20/2006 15518 1.25 2.48 7/21/2006 18376 1.22 2.48 7/24/2006 21372 1.22 2.48 7/25/2006 25971.2 1.13 2.5 7/26/2006 21708.7 1.09 2.5 7/27/2006 46474.9 1.17 2.55 7/28/2006 30028.2 1.15 2.55 7/31/2006 20071 1.11 2.56 8/1/2006 45487.6 1.1 2.55 8/2/2006 26066 1.05 2.56 8/3/2006 52734 1.05 2.57 8/4/2006 45776 1.15 2.54 8/7/2006 36439.6 1.16 2.55 8/8/2006 15996.5 1.15 2.57 8/9/2006 52532 1.15 2.61 8/10/2006 134125 1.1 2.59 8/11/2006 45196 1.06 2.6 8/14/2006 36050.5 1.04 2.6 8/15/2006 20531 1.02 2.6 8/16/2006 191804 1.05 2.63 Cancellation Price = HK$1.52 12-month average price = HK$1.58 Tom Online Shares has underperformed the HSI during the 12-month period before the Last Trading Day Share Price Performance Since One Year Prior to the Pre-Announcement 3 March 07: Announcement of privitisation of Tom Online by way of a scheme of arrangement 20 Dec 06: Announcement of JV with eBay 7 Jul 06: Announcement of policy changes by China Mobile Communications

3. Market Trading Performance of the Shares (cont'd) The Cancellation Price represents 5% to 23% premium over the average prices for the 5, 10, 30, 60, 90 and 180 trading day periods immediately prior to the date of Pre-Announcement Note: Highest price in the 12-month prior to the Pre-Announcement - 20 April 2006 Lowest price in the 12-month prior to the Pre-Announcement - 15 August 2006 Source: Datastream Pre-Announcement Period Last trading price Highest price in the 12-month Lowest price in the 12-month 5-day average price 10-day average price 30-day average price 60-day average price 90-day average price 180-day average price East 0.333 -0.447 0.49 0.232 0.206 0.135 0.057 0.074 0.127

Note: Daily volume is calculated as the aggregate of the volume transacted for the Shares on GEM and NASDAQ. Each ADS represents 80 Shares. Source: Datastream Trading liquidity of the Shares We note that the trading volumes during the period before the Announcement was consistent, with average trading volumes of 0.74% and 0.81% of the issued share capital of Tom Online over the 30-day period and 180-day, respectively prior to the Last Trading Day The Offer represent an alternative avenue to the open market for Shareholders seeking to realize their investment in a significant number of Shares 3. Market Trading Performance of the Shares (cont'd) Average Daily Trading Volumes Number of Shares ('000) As a percentage of issued share 30-day average trading volume prior to the Last Trading Day 31,731 0.74% 60-day average trading volume prior to the Last Trading Day 34,535 0.81% 90-day average trading volume prior to the Last Trading Day 34,060 0.80% 180-day average trading volume prior to the date of the Last Trading Day 34,398 0.81%

4. Comparable Company Analysis Price-to-earnings ratio (2006) EV/EBITDA ratio (2006) Price-to-book ratio (2006) The Cancellation Price represents significant premium over trading multiples of comparable companies Tom Online Linktone Kongzhong Hurray! North 28.92 12.35 10.02 19.25 Cancellation price Average = 13.87x 2.1x Tom Online Linktone Kongzhong Hurray! North 17.23 4.046435947 4.786126691 5.454983827 Cancellation price Average = 4.76x 3.6x Tom Online Linktone Kongzhong Hurray! North 1.61 0.940970835 1.58852719 0.909566683 Cancellation price Average = 1.15x 1.4x Note: Tom Online's 2007 financials based on the management's projections For the Comparables, calculated based on the share price as at 29 Mar 2007 and Bloomberg estimates Price-to-earnings ratio (2007) Tom Online Linktone Kongzhong Hurray! North 89.11 nm 26.78 24.83 Cancellation price Average = 25.80x 3.5x

5. Comparison to the Past Transactions For illustration purposes Source: Bloomberg and shareholders' circulars

TOM and parties presumed to be acting in concert with TOM in relation to the Proposals own a total of 76.07% of the issued share capital of the Company Therefore, an alternative offer for the Shares is unlikely to be forthcoming without the support of TOM. As at the Latest Practicable Date, we are not aware of any alternative offer from a third party We also note that the Company has stated that the Cancellation Price will not be increased, and TOM does not reserve the right to do so Alternative offer from third parties Majority control TOM beneficially owns a total of 2,800,000,000 Shares, representing 65.33% of the issued share capital of the Company. Upon completion of the Proposals, TOM will hold 90.00% of the Company, or 90.30% of the Company if all Outstanding TOM Online Share Options vested as at the Latest Practicable Date are exercised. Regardless of the outcome of the Proposal, TOM has already gained majority ownership over Tom Online, which has enabled it to exercise statutory control over the Company. 6. Other Considerations The Company's management provides us with the costs associated with the maintenance of the Company's listing on the Stock Exchanges For the year ended December 31, 2006, the estimated fee that Auditors received for audit serviced related to the listing: HK$7.0 million 404 consultancy fees: Approximately US$1.0 million Legal fees (US counsel for 20-F filings): US$120,000 No capital raising since listing Listing costs

7. Conclusions and Recommendation Generated impressive revenue and earnings growth up to 2005, no revenue growth and net profit declined in 2006 as a result of policy changes and higher content and marketing costs. Flat revenue and deteriorating profit projected in 2007; Tom Online diversifies to reduce heavy reliance on its WVAS business when it is required significant investments and restructuring that could result in uncertainties in share price and financial performance, making Tom Online poorly suited to remain listed; During the 12-month period prior to the Last Trading Date, Tom Online Shares under-performed the HSI: Tom Online Shares decreased by 70.0% compared to an increase of 20.2% in the HSI; The Cancellation Price represents a 33% premium over the last transacted Share price on the Last Trading Date, which falls within the range of those represented by the Past Transactions; The Cancellation Price of HK$1.52 represents 28.9 times Tom Online's 2006 earnings, 89.1 times 2007 budgeted earnings and 17.2 times 2006 EBITDA, a significant premium over 13.9 times, 25.8 times and 3.4 times of the comparables, respectively; No dividends to its shareholders since its listing in March 2004; As TOM and parties presumed to be acting in concert with TOM in relation to the proposals hold an aggregate of 76.07% of the issued share capital of the Company, it is unlikely that an alternative offer for the Shares will be forthcoming without the support of TOM; and The Proposals offer the Shareholders and Option Holders an opportunity to exit and monetise their investment in the Shares and the Options at the Cancellation Price and Option Offer Price, respectively. Based on the above, we consider the terms of the Scheme taken as a whole are fair and reasonable so far as the Independent Shareholders are concerned and recommend that the Independent Board Committee advise the Independent Shareholders to vote in favour of the resolution(s) to approve the Scheme at the Court Meeting and the special resolution(s) to approve and give effect to the Scheme at the Special General Meeting. We draw your attention to the following key factors in arriving at our recommendation

7. Conclusions and Recommendation (cont'd) In respect of the vested Outstanding Tom Online Share Options, the Option Proposal Price represents the "see-through" price of that Outstanding Tom Online Share Option, being the amount by which the Cancellation Price (HK$1.52 per Scheme Share) exceeds the exercise price of that Outstanding Tom Online Share Option In respect of the unvested Outstanding Tom Online Share Options, the Option Proposal Price represents a nominal consideration of HK$0.01 On the basis of our opinion on the terms of the Share Proposal as discussed in the previous slide and our analysis of the terms of the Option Proposal, we consider the terms of the Option Proposal also fair and reasonable so far as the Optionholders are concerned